VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of November 8, 2021, by and among Lemonade, Inc., a Delaware corporation (“Parent”); and [  ], a [  ] (“Stockholder”).
WHEREAS, contemporaneously with the execution of this Agreement, Parent, Citrus Merger Sub A, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub I”), Citrus Merger Sub B, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Acquisition Sub II,” and together with Acquisition Sub I, the “Acquisition Subs”), and Metromile, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing, among other things, for an integrated transaction pursuant to which, first, Acquisition Sub I will be merged with and into the Company (the “First Merger”) in accordance with the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), and second, the Company, as the surviving corporation in the First Merger, will be merged with and into Acquisition Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”) in accordance with the Merger Agreement, the DGCL and the Delaware Limited Liability Company Act, with Acquisition Sub II as the surviving limited liability company; and
WHEREAS, as a condition of and inducement to Parent’s willingness to enter into the Merger Agreement, Parent and the Acquisition Subs have required that Stockholder enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Certain Definitions. For the purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement, and other capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.
“Additional Owned Shares” shall mean all shares of Company Common Stock and any other equity securities of the Company which are beneficially owned by Stockholder or, solely with respect to any Stockholder that is not an individual, any of its controlled Affiliates, and are acquired after the date hereof and prior to the Expiration Date.
“Affiliate” shall have the meaning set forth in the Merger Agreement; provided, however, that the Company shall not be deemed to be an Affiliate of Stockholder.
“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) shall have the meaning set forth in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance).

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“Company Stockholders Meeting” shall have the meaning set forth in Section 2.
“Covered Shares” shall mean the Owned Shares and Additional Owned Shares.
“knowledge of Stockholder” shall mean, for any Stockholder that is an individual, the actual knowledge, after reasonable inquiry, of such Stockholder and, for any Stockholder that is not an individual, the actual knowledge, after reasonable inquiry, of any officer of Stockholder.
“Liens” shall have the meaning set forth in Section 5(a).
“Owned Shares” shall mean all shares of Company Common Stock and any other equity securities of the Company which are beneficially owned by Stockholder or, solely with respect to any Stockholder that is not an individual, any of its controlled Affiliates, as of the date hereof, as set forth on Schedule I.
“Representatives” shall mean, with respect to a Person, all of the officers, directors, employees, consultants, legal representatives, agents, advisors, auditors, investment bankers, and other representatives of such Person and, solely with respect to any Stockholder that is not an individual, any of its controlled Affiliates.
“Term” shall have the meaning set forth in Section 6.
“Transfer” shall mean, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.
2.Agreement to Vote. Prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought (each, a “Company Stockholders Meeting”), Stockholder irrevocably and unconditionally agrees that [it][he/she] shall, and shall cause any other holder of record of Stockholder’s Covered Shares to, (a) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares:
(i)in favor of the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, and the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement;

(ii)in favor of any adjournment or postponement recommended by the Company with respect to any Company Stockholders Meeting to the extent permitted or required pursuant to Section 4.4 of the Merger Agreement;
(iii)against any Company Acquisition Proposal;
(iv)against any merger agreement or merger (other than the Merger Agreement and the Mergers), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and
(v)against any proposal, action or agreement that would reasonably be expected to (A) materially impede, frustrate, interfere with, delay, postpone, prevent or otherwise impair the Mergers or the other transactions contemplated by the Merger Agreement, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (C) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Stockholder under this Agreement, (D) result in any of the conditions set forth in Section 5 of the Merger Agreement not being fulfilled or (E) except as expressly contemplated by the Merger Agreement, change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company. Stockholder shall not commit or agree to take any action inconsistent with the foregoing.
3.No Disposition or Solicitation.
(a)No Disposition or Adverse Act. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, prior to the Expiration Date, Stockholder shall not (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of Parent, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares (other than a proxy card or broker instructions directing that the Covered Shares be voted in accordance with Section 2), (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding the foregoing, a Stockholder may Transfer Covered Shares (i) pursuant to a Rule 10b5-1 trading plan established by the Stockholder and in effect as of the date hereof, (ii) to effect a “cashless exercise” to pay the exercise price of Company Options or to satisfy such Stockholder’s Tax withholding obligations in connection with such exercise, as permitted pursuant to the terms of any of the Company Equity Agreements, (iii) to effect a “net settlement” of Company RSUs to satisfy such Stockholder’s Tax withholding obligations upon the settlement of a Company RSU, as permitted pursuant to the terms of any of the Company Equity Agreements, (iv), in the case of a Stockholder that is not an individual, to an Affiliate of such Stockholder and (v), in the case of a Stockholder that is an individual, (A) to any member of such Stockholder’s immediate family, (B) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (C) upon the death of such Stockholder, and (D) by will, divorce decree, intestacy or other similar law; provided that any such Transfer referenced in clauses (iv) - (v) shall be permitted only if the applicable transferee agrees in a signed writing reasonably acceptable to Parent (such acceptance not to be unreasonably withheld, conditioned or delayed) to be bound by the terms of this Agreement (a “Permitted Transfer”). Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void ab initio.
(b)Non-Solicitation. Prior to the Expiration Date, Stockholder hereby agrees that Stockholder shall not, and shall use [its][his/her] reasonable best efforts to cause [its][his/her] Representatives not to, directly or indirectly:
(i)solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the submission or announcement by any Person (other than Parent or its Subsidiaries) of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Acquisition Proposal;
(ii)furnish any non-public information regarding the Company or any Subsidiary of the Company (other than to Parent and its Subsidiaries), in connection with, or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, or in response to, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Company Acquisition Proposal;
(iii)engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person (other than Parent or its Representatives) with respect to any Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal;
(iv)approve, adopt, recommend, agree to or enter into, or propose to approve, adopt, recommend, agree to or enter into, any letter of intent, memorandum of understanding or similar document, agreement, commitment, or agreement in principle with respect to any Company Acquisition Proposal; or
(v)resolve or agree to do any of the foregoing.
(c)Stockholder shall promptly (and in no event later than one (1) Business Day after [its][his/her] receipt of such Company Acquisition Proposal or request) notify Parent in writing of any Company Acquisition Proposal or request (which notification shall include the identity of the Person making or submitting such request or Company Acquisition Proposal and a copy of any such written request or proposal (or, if not in writing, the material terms and conditions thereof)), together with copies of any proposed transaction agreements, and Stockholder shall thereafter keep Parent reasonably informed, on a reasonably current basis (and, in any event, within one (1) Business Day), of the status of such Company Acquisition Proposal or request, including informing Parent of any material change to the terms of such Company Acquisition Proposal, and the status of any negotiations, including any material change in its intentions as previously notified. Any violation of the foregoing restrictions by Stockholder or any of [its] [his/her] Representatives shall be deemed to be a material breach of this Agreement by Stockholder. Promptly following the execution and delivery of this Agreement, Stockholder shall, and shall use [its][his/her] reasonable best efforts to cause [its][his/her] Representatives to, and, solely with respect to a Stockholder that is not an individual, shall cause each of its controlled Affiliates to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person (other than Parent and its Representatives) relating to any Company Acquisition Proposal made prior to the date hereof and any access any such Persons may have to any physical or electronic data room relating to any potential Company Acquisition Proposal.
(a)Irrevocable Proxy.
(i)Stockholder hereby (A) irrevocably grants to, and appoints, Parent, and any person designated in writing by Parent, and each of them individually, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote all of the Covered Shares or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of Section 2 hereof, solely with respect to matters set forth in Sections 2(i) – (v) hereof, and (B) revokes any and all proxies heretofore given in respect of the Covered Shares. For the avoidance of doubt, nothing herein shall restrict Stockholder from voting or granting consents or approvals in respect of the Covered Shares for any matters other than those set forth in Sections 2(i) – (v) hereof.
(ii)The attorneys-in-fact and proxies named above are hereby authorized and empowered by Stockholder at any time after the date hereof and prior to the Expiration Date to act as Stockholder’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Covered Shares (including the power to execute and deliver written consents), solely with respect to matters set forth in Sections 2(i) – (v) hereof, at every Company Stockholders Meeting and in every written consent in lieu of such a meeting in accordance with the terms of Section 2 hereof.
(iii)Stockholder hereby represents to Parent that any proxies heretofore given in respect of the Covered Shares are not irrevocable and that any such proxies are hereby revoked, and Stockholder agrees to promptly notify the Company of such revocation. Stockholder hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted herein is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. If for any reason the proxy granted herein is not irrevocable, Stockholder agrees to vote the Covered Shares in accordance with Section 2 hereof, solely with respect to matters set forth in Sections 2(i) – (v) hereof.
4.Additional Agreements.
(a)Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of the Company by Stockholder, (i) the type and number of Covered Shares shall be adjusted appropriately, and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by Stockholder.
(b)Stop Transfer. In furtherance of this Agreement, Stockholder hereby authorizes and instructs the Company (including through the Company’s transfer agent) to enter a stop transfer order with respect to all of the Covered Shares, including authorizing the Company to, as promptly as practicable after the date of this Agreement, make a notation on its records and give instructions to the transfer agent for the Covered Shares not to permit, during the term of this Agreement, the Transfer of the Covered Shares unless such Transfer is a Permitted Transfer, provided that promptly following the earlier of (x) the Expiration Date and (y) obtaining the Required Company Stockholder Vote, any such stop transfer instructions imposed pursuant to this Section 4(b) shall be lifted.
(c)    Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Mergers that Stockholder may have and (ii) agrees not to commence or participate in, assist or knowingly encourage, and to take all actions necessary to opt out of, any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, Acquisition Subs, the Company or any of their respective Subsidiaries or Affiliates and each of their successors and assigns relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Mergers, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement (including any claim seeking to enjoin or delay the closing of the Mergers or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided that nothing in this Section 4(c) shall restrict or prohibit Stockholder from asserting (x) its right to receive the Merger Consideration in accordance with the Merger Agreement and the DGCL or (y) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Acquisition Subs, the Company or any of their respective Subsidiaries or Affiliates and each of their successors and assigns relating to this Agreement or the Merger Agreement, or from enforcing its rights under this Agreement.
(d)Communications. Stockholder shall not, and shall use reasonable best efforts to cause [its][his/her] Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of any of the Company, Parent or Acquisition Subs, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent of Stockholder’s identity and holding of Covered Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement in any press release or any other disclosure document in connection with the Mergers or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.
(e)Additional Owned Shares. Stockholder hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Shares.
5.Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:
(a)Title. Stockholder is the sole record and beneficial owner of the Covered Shares. The Owned Shares constitute all of the capital stock and any other equity securities of the Company owned of record or beneficially by Stockholder on the date hereof, and Stockholder is not the beneficial owner of, and does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Company Common Stock or any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or such other equity securities, in each case other than the Owned Shares and any Additional Owned Shares. Stockholder (or its nominee or custodian for the benefit of Stockholder) has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Owned Shares and the certificates representing such Owned Shares, if any, are now, and at all times prior to the Expiration Date will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any and all liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a stockholder in respect of the Owned Shares (other than as created by this Agreement) (collectively, “Liens”).
(b)Organization and Qualification. If Stockholder is not an individual, Stockholder is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its organization.
(c)Authority. Stockholder has all necessary individual or entity power and authority and legal capacity to, and has taken all action necessary in order to, execute, deliver and perform all of Stockholder’s obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
(d)Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If Stockholder is an individual and is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Annex A and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.
(e)No Filings; No Conflict or Default. Except for any required filings under the HSR Act, any competition, antitrust and investment laws or regulations of foreign jurisdictions and the Exchange Act, and for those Governmental Authorizations identified in Part 5.1(c) of the Company Disclosure Schedule, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and the compliance by Stockholder with the provisions hereof. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, (ii) violate any judgment, order, writ, injunction, decree or award of any court, administrative agency or other Governmental Entity that is applicable to Stockholder or any of Stockholder’s properties or assets, (iii) constitute a violation by Stockholder of any law or regulation of any jurisdiction, (iv) render Section 203 of the DGCL, or any other state takeover statute or similar statute or regulation, applicable to the Mergers or any other transaction involving Parent, or (v) if Stockholder is not an individual, contravene or conflict with Stockholder’s governing or organizational documents, in each case, except, in the case of clauses (i) through (iv), for any conflict, breach, default or violation described above which would not materially impair the ability of Stockholder to perform [its][his/her] obligations hereunder or consummate the transactions contemplated hereby.
(f)No Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder at law or in equity before or by any Governmental Entity that questions the beneficial or record ownership of Stockholder’s Covered Shares, the validity of this Agreement or the performance by Stockholder of [its][his/her] obligations under this Agreement or that would reasonably be expected to impair in any material respect the ability of Stockholder to perform [its][his/her] obligations hereunder or to consummate the transactions contemplated hereby.
(g)No Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.
(h)Receipt; Reliance. Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Acquisition Subs are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement and the representations, warranties, covenants and other agreements of Stockholder contained herein.
6.Termination. This Agreement and all rights and obligations of the parties hereunder, including the proxy, shall commence on the date hereof and shall terminate upon the earliest of (such time, the “Expiration Date”) (a) the mutual agreement of Parent and Stockholder, (b) the Effective Time, and (c) the termination of the Merger Agreement in accordance with its terms; provided that (i) nothing herein shall relieve any party hereto from liability for any breach of this Agreement and (ii) this Section 6 and Section 8 shall survive any termination of this Agreement.
7.No Limitation. Nothing in this Agreement shall be construed to prohibit Stockholder or any of Stockholder’s Representatives who is an officer or member of the Company Board from taking any action (or failing to take any action) solely in his or her capacity as an officer or member of the Company Board (or any committee thereof) or from taking any action with respect to any Company Acquisition Proposal as an officer or member of the Company Board (or any committee thereof).
8.Miscellaneous.
(a)Entire Agreement. This Agreement (together with Schedule I) constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof.
(b)Reasonable Efforts. At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably required or necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Without limiting the foregoing, Stockholder shall execute and deliver to Parent and any of its designees any proxies, including with respect to Additional Owned Shares, reasonably requested by Parent in furtherance of this Agreement.
(c)No Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except in connection with a Permitted Transfer, this Agreement shall not be assignable by any party, in whole or in part, by operation of law or otherwise, without the express prior written consent of the other parties hereto. Any attempted assignment in violation of the terms of this Section 8(c) shall be null and void ab initio.
(d)Binding Successors. Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Shares, Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Stockholder and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, Stockholder’s heirs, guardians, administrators, Representatives, successors or permitted assigns.
(e)Amendments. This Agreement may be amended at any time prior to the Effective Time (whether before or after receipt of the Required Company Stockholder Vote) by an instrument in writing signed on behalf of each of the parties hereto.
(f)Notice. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly given and made as follows: (i) if sent by registered or certified mail in the United States, return receipt requested, then such communication shall be deemed duly given and made upon receipt; (ii) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), then such communication shall be deemed duly given and made two (2) Business Days after being sent; (iii) if sent by electronic mail, when transmitted (provided that the transmission of the email is promptly confirmed by telephone or response email); and (iv) if otherwise actually personally delivered to a duly authorized representative of the recipient, then such communication shall be deemed duly given and made when delivered to such authorized representative, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:
if to Parent:
Lemonade, Inc.
5 Crosby Street, 3rd Floor
New York, NY 10013
Attention:    Tim Bixby; Dennis Monaghan
Email:
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:    Robert M. Katz
Email:

with a copy (which shall not constitute notice) to:
Amar, Reiter, Jeanne, Shochatovitch & Co., Lawyers

Technology Park, The Tower main building (“HaMigdal”)
6th floor, 2 Agudat Sport Hapoel Rd.
Jerusalem 969580, Israel
Attention:    Daniel Chinn
Email:
if to Stockholder:
[STOCKHOLDER]
[  ]
Attention:    [  ]
Email:    [  ]
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:    Rajab S. Abbassi; Edward J. Lee
Email:

(g)Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
(h)Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
(i)No Waiver. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. Any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy. No single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
(j)No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
(k)Applicable Law; Jurisdiction.
(i)This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. Each of the parties hereto (A) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, a federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement; (B) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court; (C) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (D) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto.
(ii)EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each of the parties hereto acknowledges that it and the other parties have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 8(k).
(l)Specific Performance. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, in addition to any other remedy that a party hereto may have under law or in equity, in the event of any breach or threatened breach by Parent or Stockholder of any covenant or obligation of such party contained in this Agreement, the other parties shall be entitled to obtain (i) an Order of specific performance to enforce the observance and performance of such covenant; and (ii) an injunction restraining such breach or threatened breach. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each party hereto further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(l), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(m)Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.
(n)Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or other electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Agreement.
(o)Expenses. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.
(p)No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein.
(q)Capacity as Stockholder. Notwithstanding anything herein to the contrary, Stockholder signs this Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions (or failure to take any actions) of any Affiliate, employee or designee of Stockholder or any of [its][his/her] Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.
[Signature page follows]

IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the date first above written.
LEMONADE, INC.
By:
Name: Daniel Schreiber
Title: Chief Executive Officer
By:
Name: Shai Wininger
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

[STOCKHOLDER]
By:
Name:
Title:
[Signature Page to Voting and Support Agreement]

SCHEDULE I
[See attached.]

Name and Contact Information for Stockholder	Number of Shares of Company Common Stock Beneficially Owned

ANNEX A

Spousal Consent
[See attached.]

Spousal Consent

I, ____________________, spouse of ___________________ (“Stockholder”), acknowledge that I have read the Voting and Support Agreement, executed by Stockholder, entered into on _______, (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding Company Common Stock (each, as defined in the Merger Agreement) that my spouse may own, including any interest that I might have therein.
I understand and agree that my interest, if any, in any Company Common Stock subject to the Agreement shall be irrevocably subject to the Agreement and the other agreements referred to therein. I further understand and agree that any community property interest that I may have in such Company Common Stock shall be similarly subject to the Agreement and the other agreements referred to therein.
I irrevocably constitute and appoint Stockholder as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Company Common Stock in which I now have or hereafter acquire any interest and in any and all Company Common Stock now or hereafter held of record by Stockholder (including but not limited to, the right, without further signature, consent or knowledge, to exercise amendments and modifications of, and to terminate, the foregoing agreements and to dispose of any and all such Company Common Stock), with all powers I would possess if personally present, it being expressly understood and intended that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of Stockholder, or dissolution of marriage and this proxy will not terminate without the consent of Stockholder.
I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after carefully reviewing the Agreement that I will not seek such guidance or counsel.

Dated: _______________________            Print Name: